Exhibit 3.21


                                State of Delaware

                        Office of the Secretary of State
                                                                PAGE 1
                        --------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SJIT, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 1998, AT 1 O'CLOCK P.M.








                                     [SEAL]







                                         /s/ Edward J. Freel
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State




2863055  8100       [SEAL]               AUTHENTICATION:  8939401

981071060                                DATE:            02-25-98

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   SJIT, INC.

         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

         FIRST: The name of the Corporation is

                                   SJIT, INC.

         SECOND: The registered office of the Corporation in the State of Delaware is located at 30 Old Rudnick Lane, Suite 100, Dover, in the County of Kent, Delaware. The name of its registered agent in the State of Delaware at such address is LEXIS Document Services Inc.

         THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

         FOURTH: The total authorized capital stock of the Corporation shall be one thousand (1,000) shares of Common Stock, all of which are par value $.01 per share, all to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Except as otherwise required by applicable law, the holders of shares of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

         FIFTH: The name and mailing address of the incorporator is as follows:

         Name                                Mailing Address
         ----                                ---------------

         Marjorie F. Krumholz                Thompson Coburn
                                             700 14th Street, N.W., Suite 900
                                             Washington, D.C. 20005-2010

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         SIXTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         SEVENTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

         EIGHTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect


         1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article EIGHTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such modification, repeal or amendment.

         2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto,


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


notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article EIGHTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, repeal or amendment.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of February, 1998.

                                           /s/ Marjorie F. Krumholz
                                           -------------------------
                                           Marjorie F. Krumholz
                                           Incorporator

DISTRICT OF COLUMBIA )
                     )   ss.:
CITY OF WASHINGTON   )

         BE IT REMEMBERED, that on the 24th day of February, 1998, personally came before me, Brigettt A. Walker, a Notary Public in and for the District of Columbia, City of Washington, aforesaid, MARJORIE F. KRUMH0LZ, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be her act and deed, and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office the day and year aforesaid.


                                           /s/ Brigette A. Walker
                                           -------------------------
                                           Notary Public
                                           [Notary Seal]


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